Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Record Third Quarter
Revenue Growth of 43%

•	73% Revenue growth Q3 vs Q2 2014

•	Successful consolidation of the US vehicle operation

Montvale, NJ November 6, 2014 -- Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the third quarter and nine months ended September 30, 2014.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “I am proud to say that in Q3 we achieved a major milestone in the life of MICT. With a 73% sequential revenue growth from the second quarter and a 43% year-over-year growth this is by far the strongest quarter ever.  Now, with a diversified customer base and probably the most comprehensive product offering in the MRM rugged tablets industry, we are well positioned to continue the growth momentum, fulfilling our strategy to become the major supplier of rugged Tablets to the multibillion MRM growing market.

 Our MRM revenues sequentially grew by 107% and by 38% compared with 3rd quarter of 2013. Our aerospace and defense revenues sequentially grew by 21% and by 58% compared to 3rd quarter of 2013.

Our June 2014 acquisition of the U.S. MRM business has been nothing less than transformative – centralizing our MRM operations in the U.S., providing a first class sales team, and positioning us to capitalize on the local fleet vertical, the largest vertical in the MRM space.  The shifting composition of our revenue – which now is comprised of significantly more local fleet customers with increased diversity - demonstrates our success to date.  Local fleet vertical now accounts for approximately 50% of our MRM quarterly revenues, up from 18% in 2013.  Furthermore, last year we had one large customer dominate much of our revenue in our MRM division; today we have a diverse and growing base of excellent customers. We had a net loss attributed to Micronet Enertec for the quarter of $0.5 million however, following the successful sales and marketing reorganization, we are in process of consolidating operations and R&D activities that will contribute to future higher margins and profits “.

Third Quarter 2014 Review

●           Total revenue increased by 43.5% to $11.4 million, as compared to $8 million in the third quarter of 2013, mainly due to consolidation of the U.S vehicle operation and organic growth of 58% in our aerospace and defense business.  Sequentially, revenues increased 73% compared to the second quarter of 2014.  The increase in revenue was primarily due to the June acquisition of Beijer Electronics’ MRM division.

●           Gross profit margin for the quarter decreased to 25% from gross margin of 45% in the same quarter last year.  This decrease was primarily due the first time full quarter consolidation of expenses with the new U.S. based facility combined with a different product mix.  The company expects gross margins to improve going forward as it completes the reorganization and consolidation of the U.S. operation.

●           Selling General & Administrative (SG&A) expense were relatively flat as a percentage of sales at 19.2%.

●           The Company reported an operating loss of $170,000 as compared to operating income of $1.2 million in the third quarter of 2013.

●           Net loss attributable to Micronet Enertec for the third quarter was $0.5 million or a loss of ($0.09) per basic and diluted share.

●           At September 30, 2014 the Company reported cash and marketable securities totaling $13.5 million and working capital of $17.3 million.

●           Backlog at September 30, 2014 was $13.3 million compared to $14.4 million at December 30, 2013.

Mr. Lucatz continued, “We returned to EBITDA profitability as we move through this transition period of integrating the U.S. operation and develop our revenue base. We expect this trend to continue going forward as we scale and as our product mix evolves.”

“An important element of our growth strategy is forging strategic relationships to help bring our solutions to customers.  During the quarter we established a partnership with Verizon to make our mobile data terminals more widely available to their customers, VARs and channel partners.  Furthermore, our Android-enabled M-307 computer tablet was certified by XRS Corporation to run the XRS solution.

“Our defense and aerospace business had a very strong quarter driven by robust demand for our sophisticated solutions for missile defense systems.  As a leader in this field, we provide a cutting edge technology which potentially supports demand for our advanced missile defense systems as the threat of missile attacks unfortunately escalates with international unrest.”

Mr. Lucatz concluded, “Revenue in the back half of this year is progressing beyond our expectations and we anticipate that fourth quarter will be of similar magnitude to the third quarter.  Micronet Enertec is squarely positioned in the large and fast growing local fleet portion of the MRM market.  Our products are being well received and we are developing the right partnerships to continue to grow.

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the third quarter and first nine months ended September 30, 2014.   Dial in for U.S. based callers is (888) 668-9141, callers from outside of the U.S should dial 972-3-918-0609.

Participants may also access a live webcast of the conference call through the Investor Relations section of our website by clicking here: http://micronet-enertec.com/IR-Events%20&%20Presentations.asp.

A telephone replay will be available for two weeks following the end of the call.  Replay dial in for U.S. based callers is (877) 456-0009, callers outside of the U.S should use: 972-3-3-925-5921

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two companies, Enertec Systems 2001 Ltd ("Enertec"), its wholly-owned subsidiary, and Micronet Ltd ("Micronet"), in which it has a controlling interest.  Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to, those statements regarding our continued growth, our strategy to become the major supplier of rugged tablets to the multibillion MRM growing market, our revenues expectation for the fourth quarter , and our expectations regarding future higher margins and profits.  Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2014	2013	2014	2013
Revenues	$23,568	$26,088	$11,415	$7,956
Cost of revenues	16,790	15,984	8,546	4,366
Gross profit	6,778	10,104	2,869	3,590

Operating expenses:
Research and development	2,164	2,144	546	755
Selling and marketing	1,209	954	449	276
General and administrative	4,219	2,873	1,738	1,223
Amortization of intangible assets	557	564	306	93
Total operating expenses	8,149	6,535	3,039	2,347

Income (loss) from operations	(1,371)	3,569	(170)	1,243
Financial expenses, net	(811)	(2,119)	(178)	(271)

Income (loss) before provision for income taxes	(2,182)	1,450	(348)	972
Taxes on income	9	298	46	168

Net income (loss)	(2,191)	1,152	(394)	804
Net income (loss) attributable to non-controlling interests	(80)	1,763	112	726

Net Income (loss) attributable to Micronet Enertec Technologies, Inc.	$(2,111)	$(611)	$(506)	$78

Loss (earnings) per share attributable to Micronet Enertec Technologies, Inc.
Basic and diluted	$(0.36)	$(0.13)	$(0.09)	$0.01

Weighted average common shares outstanding:
Basic and diluted	5,831,246	4,841,747	5,831,246	5,831,246

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(USD In Thousands)
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2014	2013	2014	2013

Net income (loss)	$(2,191)	$1,152	$(394)	$804
Other comprehensive income (loss), net of tax:
Currency translation adjustment	(527)	1,122	(739)	398
Total comprehensive income (loss)	(2,718)	2,274	(1,133)	1,202
Comprehensive income (loss) attributable to the non-controlling interests	(439)	2,058	(290)	921
Comprehensive income (loss) attributable to Micronet Enertec Technologies, Inc.	$(2,279)	$216	$(843)	$281

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Par Value Data)

	December 31, 2013	September 30, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,864	$12,825
Marketable securities	6,617	6,969
Trade accounts receivable, net	15,528	13,467
Inventories	7,239	4,324
Derivative asset - call options	-	460
Other account receivable	1,338	1,165
Total current assets	37,586	39,210

Property, and equipment, net	2,113	2,440
Intangible assets and others, net	4,736	1,076
Goodwill	1,466	-
Long term deposit	51	103
Total long term assets	8,366	3,619
Total assets	$45,952	$42,829
LIABILITIES AND EQUITY
Short term bank credit and current portion of long term bank loans	$8,898	$5,058
Current portion of long term notes, net of discount	994	-
Trade accounts payable	7,656	4,361
Other accounts payable	2,673	3,355
Total current liabilities	20,221	12,774
Long term loans from banks and others	4,346	3,130
Long term notes, net of discount	-	933
Finance lease	71	109
Accrued severance pay, net	67	172
Deferred tax liabilities, net	71	113
Total long term liabilities	4,555	4,457
Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 100,000,000 shares authorized, 5,831,246 shares issued and outstanding as of September 30, 2014 and December 31, 2013	6	6
Additional paid in capital	7,122	8,053
Accumulated other comprehensive income	1,221	1,389
Retained earnings	6,312	8,423
Micronet Enertec Technologies, Inc. stockholders' equity	14,661	17,871
Non-controlling interests	6,515	7,727
Total equity	$21,176	$25,598
Total Liabilities and equity	$45,952	$42,829

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP"), we provide additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to the Transaction and Acquisition. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-Transaction operating results.

•
Amortization of note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the UTA Capital LLC notes. Such expenses do not reflect our on-going operations and most of them will be incurred up to the end of fiscal 2014.

•
Change in fair value of call options and warrants – The change in fair value of the call options relating to the Acquisition is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.

•
Stock-based compensation is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

•
Expenses related to the purchase of a business - These expenses relate directly to the purchase of the Vehicle Business and consist mainly of legal and accounting fees, finder’s fees and travel expenses. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post-Vehicle Business purchase operating results.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Nine months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2014	2013
GAAP net loss attributable to Micronet Enertec Technologies, Inc.	$(2,111)	$(611)
Amortization of acquired intangible assets	557	564
Change in fair value of call options and warrants	307	248
Amortization of note discount and related expenses	61	1,342
Stock-based compensation	19	13
Expenses related to the purchase of a business	369	-
Income tax-effect of above non-GAAP adjustments	(42)	(85)
Total Non-GAAP net income (loss) attributable to Micronet Enertec Technologies, Inc.	$(840)	$1471
Non-GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.14)	0.3
Shares used in per share calculations	5,831,246	4,979,565
GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.36)	(0.13)
Shares used in per share calculations	5,831,246	4,841,747

	Three months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2014	2013
GAAP net loss attributable to Micronet Enertec Technologies, Inc.	$(506)	$78
Amortization of acquired intangible assets	306	93
Change in fair value of call options and warrants	-	55
Amortization of note discount and related expenses	6	154
Stock-based compensation	6	7
Expenses related to the purchase of a business	79	-
Income tax-effect of above non-GAAP adjustments	(14)	(14)
Total Non-GAAP net income (loss) attributable to Micronet Enertec Technologies, Inc.	$(123)	$373
Non-GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	0.02	0.06
Shares used in per share calculations	5,831,246	5,831,246
GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.09)	0.01
Shares used in per share calculations	5,831,246	5,831,246